Exhibit 99.1

Demandware Announces First Quarter 2015 Financial Results

45 Percent Increase in Subscription Revenue

BURLINGTON, Mass.--(BUSINESS WIRE)--May 7, 2015--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its first quarter ended March 31, 2015.

First Quarter Highlights

  Subscription revenue for the first quarter was $43.2 million, a 45% year over year increase from $29.9 million in the first quarter of 2014
  Live customers reached 279 at March 31, 2015, an increase of 30% from 215 at March 31, 2014
  Live sites increased to 1,241 at March 31, 2015, an increase of 42% from 872 at March 31, 2014
  Completed acquisition of Tomax, an enterprise cloud software company that provides an integrated solution for retail point-of-sale (POS) and store operations

“2015 is off to a strong start,” stated Tom Ebling, Chief Executive Officer, Demandware. “We were thrilled with our new customer acquisition and our continued momentum with enterprise retailers. We continued to execute our strategy to drive transformational change into commerce through innovative cloud technology. With our acquisition of Tomax, we are poised to deliver the industry’s first enterprise class unified commerce platform in the cloud. Our strong start in the first quarter positions us well to deliver sustainable long term growth.”

  Demandware signed significant new customers during the quarter including Acne Studios, Christopher & Banks, Cleveland Golf, Diramode (Pimkie), Hotel Chocolat, Kase World Wide, Kendo Holdings, N.V. Perricone, Nautilus, Traeger Pellet Grills, Scholastic and Williamson-Dickie.
  Leading retailers such as Animal, Bossini Clothing, IC Group, Neal’s Yard, Norbreeze, Serena & Lily, and Torqeedo launched initial sites on the Demandware Commerce Cloud.
  Existing customers like Harman, Lands’ End, Panasonic, Samsonite, Scotch & Soda, Skullcandy, World Kitchen, and Wolverine Worldwide expanded their operations launching additional commerce sites for new geographies or for new brands.

“During the first quarter, we continued to invest in growth and innovation,” stated Tim Adams, Demandware Chief Financial Officer. “We expanded our operations deeper into Europe and Asia. Our R&D team also made considerable progress on their key initiatives – extending our platform deeper into the store, delivering our intelligence solutions and enriching our core commerce capabilities. As we move through 2015, we remain focused on scaling our organization to support the fast pace of our growth.”

Demandware’s GAAP net loss for the first quarter of 2015 was $5.2 million, or $(0.15) per basic and diluted share, as compared to a GAAP net loss of $8.4 million, or $(0.24) per basic and diluted share for the first quarter of 2014. Non-GAAP net income for the first quarter of 2015 was $5.8 million, or $0.16 per basic share and $0.15 per diluted share, as compared to non-GAAP net loss of $1.8 million, or $(0.05) per basic and diluted share. (1)

At March 31, 2015, we had $189.7 million in cash, cash equivalents and short term investments on the balance sheet, as compared to $243.7 million at December 31, 2014.

(1) Non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes expenses related to stock-based compensation, contingent compensation expense related to acquisitions and amortization of intangible assets related to acquisitions.

Quarterly Conference Call

To access the call at 8:30 a.m. today, please dial (866) 700-6067 in the U.S. or +1 (617) 213-8834 internationally. The Passcode for the call is: 46900448. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through May 14, 2015. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 36753116. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the variance of our business from quarter to quarter; the continued growth of the market for digital commerce software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s latest Annual Report on Form 10-K filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP net income (loss) per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business. Non-GAAP gross margin, non-GAAP subscription gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expenses related to stock-based compensation, contingent compensation expense related to acquisitions and amortization of intangible assets related to our acquisitions. Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc. Condensed Consolidated Balance Sheets (unaudited, in thousands)

	March 31, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$109,300	$158,827
Short-term investments	80,420	84,880
Accounts receivable, net of allowance for doubtful accounts	39,827	42,441
Prepaid expenses and other current assets	11,491	8,564
Total current assets	241,038	294,712

Property and equipment, net	21,154	14,028
Intangible assets, net	25,515	10,266
Goodwill	60,034	24,379
Other assets	2,341	1,785
Total assets	$350,082	$345,170

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,111	$3,581
Accrued expenses	18,389	24,871
Deferred revenue	28,173	22,799
Other current liabilities	1,834	282
Total current liabilities	51,507	51,533

Long-term liabilities:
Deferred revenue	12,213	12,168
Other long-term liabilities	2,407	1,424
Total liabilities	66,127	65,125

Redeemable noncontrolling interest	775	823

Stockholders' equity:
Common stock	355	353
Additional paid-in capital	401,413	391,896
Treasury stock, at cost	(137)	(137)
Accumulated other comprehensive loss	(691)	(352)
Accumulated deficit	(117,760)	(112,538)
Total stockholders' equity	283,180	279,222
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$350,082	$345,170

Demandware, Inc. Condensed Consolidated Statements of Operations (unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
Subscription	$43,248	$29,905
Services and other	7,028	2,669
Total revenue	50,276	32,574

Cost of revenue:
Subscription	8,873	5,434
Services and other	6,170	3,474
Total cost of revenue	15,043	8,908

Gross profit	35,233	23,666

Operating expenses:
Sales and marketing	21,309	16,483
Research and development	13,683	6,971
General and administrative	11,404	8,312
Total operating expenses	46,396	31,766

Loss from operations	(11,163)	(8,100)

Other income:
Interest income	99	66
Interest expense	-	(53)
Other income (expense)	189	(11)

Other income, net	288	2
Loss before income taxes	(10,875)	(8,098)
Income tax (benefit) provision	(5,595)	265

Net loss	$(5,280)	$(8,363)
Net loss attributable to noncontrolling interest	(58)	-
Net loss attributable to Demandware	$(5,222)	$(8,363)

Net loss per share attributable to Demandware, basic and dilutive	$(0.15)	$(0.24)

Weighted average common shares outstanding, basic and dilutive	35,360	34,412

Demandware, Inc. Condensed Consolidated Statements of Cash Flows (unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,280)	$(8,363)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,738	1,298
Consulting expense settled with a restricted stock unit award	286	-
Bad debt expense	397	269
Stock-based compensation	7,056	5,667
Deferred income taxes	(5,807)	-
Amortization of premium on marketable securities	101	130
Other non-cash reconciling items	95	(21)
Changes in operating assets and liabilities:
Accounts receivable	11,662	5,405
Prepaid expenses and other current assets	(1,736)	(5,847)
Other long term assets and liabilities	1,509	(3,351)
Accounts payable	(693)	(450)
Accrued expenses	(9,213)	(1,518)
Deferred revenue	831	556
Net cash provided by (used in) operating activities	1,946	(6,225)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,809)	(6,385)
Purchase of marketable securities	(24,569)	(36,903)
Acquisition, net of cash acquired	(54,733)	(12,136)
Sale and maturity of marketable securities	33,192	17,225
Net cash used in investing activities	(52,919)	(38,199)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,177	3,348
Payments of equipment notes	-	(610)
Payments of software financing agreement	-	(766)
Net cash provided by financing activities	2,177	1,972

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(731)	7

DECREASE IN CASH AND CASH EQUIVALENTS	(49,527)	(42,445)
CASH AND CASH EQUIVALENTS — Beginning of period	158,827	242,425
CASH AND CASH EQUIVALENTS — End of period	$109,300	$199,980

Demandware, Inc. Stock Based Compensation Expense (unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Cost of subscription revenue	$223	$133
Cost of services revenue	627	393
Sales and marketing	2,267	1,493
Research and development	1,867	1,536
General and administration	2,072	2,112
	$7,056	$5,667

Demandware, Inc. Contingent Compensation Expense Related to Acquisitions (unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Sales and marketing	$1,044	$326
Research and development	1,727	326

	$2,771	$652

Demandware, Inc. Amortization Expense Related to Acquired Intangible Assets (unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Cost of subscription revenue	$1,052	$174
Sales and marketing	99	37
	$1,151	$211

Demandware, Inc. Reconcilation of Non-GAAP Financial Measures to Comparable GAAP Measures (unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Reconciliation between GAAP operating loss and non-GAAP operating loss:
GAAP operating loss	$(11,163)	$(8,100)
Add back:
Stock-based compensation	7,056	5,667
Contingent compensation expense related to acquisitions	2,771	652
Amortization expense related to acquired intangible assets	1,151	211
Non-GAAP operating loss	(185)	(1,570)

Numerator:
Reconciliation between GAAP net (loss) attributable to Demandware and non-GAAP net income (loss):
GAAP net (loss) attributable to Demandware	$(5,222)	$(8,363)
Add back:
Stock-based compensation	7,056	5,667
Contingent compensation expense related to acquisitions	2,771	652
Amortization expense related to acquired intangible assets	1,151	211
Non-GAAP net income (loss)	5,756	(1,833)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted non-GAAP net income per common share:
GAAP weighted average common shares outstanding, basic	35,360	34,412
Add back:
Effect of dilutive securities (1)	2,079	-
Non-GAAP weighted average common shares outstanding, dilutive	37,439	34,412

Non-GAAP net income (loss) per share, basic:	$0.16	$(0.05)
Non-GAAP net income (loss) per share, diluted:	$0.15	$(0.05)

(1) These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

Reconciliation between GAAP subscription gross margin and non-GAAP subscription gross margin:
Subscription revenue	$43,248	$29,905
Cost of subscription revenue	8,873	5,434
Subscription gross profit	34,375	24,471
Add back:
Stock-based compensation allocated to cost of subscription revenue	223	133
Amortization expense related to acquired intangible assets allocated to cost of subscription revenue	1,052	174
Non-GAAP Subscription Gross Profit	35,650	24,778
Non-GAAP Subscription Gross Margin	82%	83%

Reconciliation between GAAP total gross margin and non-GAAP total gross margin:
Total revenue	$50,276	$32,574
Total cost of revenue	15,043	8,908
Gross profit	35,233	23,666
Add back:
Stock-based compensation allocated to cost of revenue	850	526
Amortization expense related to acquired intangible assets allocated to cost of revenue	1,052	174
Non-GAAP Total Gross Profit	37,135	24,366
Non-GAAP Total Gross Margin	74%	75%

CONTACT:
Investor Relations Contact:
Erica Smith
Vice President, Investor Relations, Demandware
Office: 781-425-1222
Email: esmith@demandware.com